Exhibit 99.1

CONSENT OF PERSON NAMED AS ABOUT TO BECOME DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, the undersigned hereby consents to be named as a person about to become a director of Specialized Health Products International, Inc. in the registration statement on Form S-4 of Specialized Health Products International, Inc. dated February 10, 2006 and any amendments thereto.

/s/ Ralph Balzano
Ralph Balzano

Date:  February 10, 2006

CONSENT OF PERSON NAMED AS ABOUT TO BECOME DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, the undersingned hereby consents to be named as a person about to become a director of Specialized Health Products International, Inc. in the registration statement on Form S-4 of Specialized Health Products International, Inc. dated February 10, 2006 and any amendments thereto.

/s/ Vincent J. Papa
Vincent J. Papa

Date:  February 10, 2006